Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ginkgo Bioworks Holdings, Inc. of our reports dated February 28, 2022 and June 23, 2021, relating to the consolidated financial statements of Allonnia, LLC, appearing in the related Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 4, 2022